Exhibit 10.1


                              M.H. MEYERSON & CO., INC.
                                     FOUNDED 1960
                           BROKERS & DEALERS IN SECURITIES
                                     UNDERWRITERS

                                 NEWPORT OFFICE TOWER
           525 WASHINGTON BLVD. . P.O. BOX 260 . JERSEY CITY, NJ 07303-0260
         201-459-9500 . 800-888-8118 . Fax 201-459-9510 . www.mhmeyerson.com



          July 9, 1997


          Dr. Martin Kane
          President
          HEALTHPLEX, INC.
          60 Charles Lindbergh Blvd.
          Uniondale, NY 11553

          Dear Dr. Kane:

                    THIS AGREEMENT (the "AGREEMENT") is made as of July 9, 1997 between Healthplex Inc. ("HEALTHPLEX") and M.H. Meyerson & Co., Inc. ("MEYERSON").

                    In consideration of the mutual covenants contained herein and intending to be legally bound thereby, HEALTHPLEX and MEYERSON hereby agree as follows:

               1. MEYERSON will perform investment banking services for HEALTHPLEX on the terms set forth below for a period of five years from the date hereof. Such services will be performed on a best efforts basis and will include, without limitation, assistance to HEALTHPLEX in mergers, acquisitions, and internal capital structuring and the placement of new debt and equity issues of HEALTHPLEX, all with the objective of accomplishing HEALTHPLEX's business and financial goals. In each instance, MEYERSON shall endeavor, subject to market conditions, to assist HEALTHPLEX in identifying corporate candidates for mergers and acquisitions and sources of private and institutional funds; to provide planning, structuring, strategic and other advisory services to HEALTHPLEX; and to assist in negotiations on behalf of HEALTHPLEX. In each instance, MEYERSON will render such services as to which HEALTHPLEX and MEYERSON mutually agree and MEYERSON will exert its best efforts to accomplish the goals agreed to by MEYERSON and HEALTHPLEX.

               2. In connection with the performance of this AGREEMENT, MEYERSON and HEALTHPLEX shall comply with all applicable laws and regulations, including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission.

               3. In consideration of the services previously rendered and to be rendered by MEYERSON hereunder, MEYERSON is hereby granted Warrants to purchase, at the price quoted on the date of the closing of HEALTHPLEX, Common Stock on the effective date of this AGREEMENT, a total of 175,000 shares of Common Stock of HEALTHPLEX, with demand and piggy back registration rights as set forth in paragraph 5 below. Such Warrants ("MEYERSON Warrants") may be exercised at any time from July 6, 1998 to and including July 9, 2002. The MEYERSON Warrants shall vest and become irrevocable as follows:
                    100,000 Warrants upon the signing of this AGREEMENT and an additional 75,000 Warrants 9 months after the signing of this AGREEMENT.

               4. If HEALTHPLEX should, at any time, or from time to time hereafter, effect a stock split, a reverse stock split, or a recapitalization, the terms of the MEYERSON Warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders.

               5. During the period from July 9, 1997 to July 9, 2002, the holders of at least 51% of: (i) the MEYERSON Warrants not then exercised; and (ii) the shares previously issued upon exercise of any of the MEYERSON Warrants (hereinafter, collectively, the "MEYERSON EQUITY",) may demand, on one occasion only, that HEALTHPLEX, at HEALTHPLEX's expense, promptly file a Registration Statement under the Securities Act of 1933, as amended ("ACT"), to permit a public offering of the shares of Common Stock issued and issuable pursuant to exercise of the MEYERSON Warrants (the "MEYERSON SHARES"). Additionally, if HEALTHPLEX during the period from July 9, 1997 to July 9, 2002, files a Registration Statement covering the sale of any of HEALTHPLEX's common stock, then HEALTHPLEX, on each such occasion, at the request of the holders of at least 51% of the shares and warrants constituting the MEYERSON EQUITY, shall include in any such Registration Statement, at HEALTHPLEX's expense, the MEYERSON SHARES, provided that, if the sale of securities by HEALTHPLEX is being made through an underwriter and the underwriter objects to inclusion of the MEYERSON SHARES in the Registration Statement, the MEYERSON SHARES shall not be so included in the Registration Statement or in any registration statement filed within 90 days after the effective date of the underwritten Registration Statement. This paragraph shall not apply to any registration statement filed on Form S-8, S-4 or other corporate forms.

               6. The obligation of HEALTHPLEX to register the MEYERSON SHARES, including the shares issuable upon exercise of the MEYERSON Warrants, pursuant to the demand or the piggy back registration rights set forth in paragraph 5, above, shall be without regard to whether the MEYERSON Warrants have been or will be exercised.

               7. HEALTHPLEX agrees that, for a period of three (3) years from the date of this AGREEMENT, HEALTHPLEX will not utilize the registration exemption set forth in Regulation S under the ACT, without the consent of MEYERSON, which consent will not be unreasonably withheld.

               8. This AGREEMENT constitutes the entire Warrant Agreement between the parties and when a copy hereof is presented to HEALTHPLEX's transfer agent, together with a certified check in the proper amount and a request that all or part of the MEYERSON Warrant be exercised, the certificates for the appropriate number of shares of Common Stock shall be promptly issued.

               9. Upon the execution of this AGREEMENT, HEALTHPLEX shall include in their next annual report and filings the highlights and terms of this investment banking AGREEMENT.

               10. Upon the signing of this AGREEMENT, HEALTHPLEX shall pay MEYERSON $15,000.00 as a non-accountable and non-refundable expense allowance for due diligence and general compliance review. MEYERSON shall be entitled to additional compensation, to be negotiated between MEYERSON and HEALTHPLEX, arising out of any transactions that are proposed or executed by MEYERSON and consummated by HEALTHPLEX, or are executed by MEYERSON at HEALTHPLEX's request, during the term of this AGREEMENT to the extent that such compensation is normal and ordinary for such transactions. In addition, MEYERSON shall be reimbursed by HEALTHPLEX for any reasonable out-of-pocket expenses that MEYERSON may incur in connection with rendering any service to or on behalf of MEYERSON that is approved, in writing, in advance by HEALTHPLEX's Chief Executive Officer.

               10A. Either party may terminate this agreement upon 60 days written notice to the other party provided that in the event of a termination of the services of MEYERSON, MEYERSON shall be entitled to retain warrants as provided for in Paragraph 3 and the rights provided for in Paragraph 5. And provided further that MEYERSON shall not be entitled to terminate prior to July 1, 1999.

               11. HEALTHPLEX agrees to indemnify and hold MEYERSON and its directors, officers and employees harmless from and against any and all losses, claims, damages, liabilities, costs or expenses arising out of any action or cause of action brought against MEYERSON in connection with its rendering services under this AGREEMENT except for any losses, claims, damages, liabilities, costs or expenses resulting from any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc. and the Securities and Exchange Commission or any state securities commission or from any act of MEYERSON involving willful misconduct and except that HEALTHPLEX shall not be liable for any amount paid in settlement of any claim that is settled without its prior written consent.

               12. MEYERSON agrees to indemnify and hold HEALTHPLEX and its directors, officers and employees harmless from and against any and all losses claims, damages, liabilities, costs or expenses, including attorney's fees and expenses, resulting from any breach of this Agreement by MEYERSON or any violation by MEYERSON of applicable laws and regulations including, without limitation, those of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission any state securities commission or from any act of MEYERSON involving willful misconduct.

               13. Within 90 days of the date of this AGREEMENT, a representative of MEYERSON will visit the corporate headquarters of HEALTHPLEX. HEALTHPLEX will submit to MEYERSON a current business plan setting forth how HEALTHPLEX plans to proceed over the next two (2) years.

               14. Nothing contained in this AGREEMENT shall be construed to constitute MEYERSON as a partner, employee, or agent of HEALTHPLEX; nor shall either party have any authority to bind the other in any respect, it being intended that MEYERSON is, and shall remain an independent contractor.

               15. This AGREEMENT may not be assigned by either party hereto, shall be interpreted in accordance with the laws of the State of New Jersey, and shall be binding upon the successors of the parties. Either party may terminate this investment banking contract at any time, however, legally vested Warrants will remain with MEYERSON.

               16. If any paragraph, sentence, clause or phrase of this AGREEMENT is for any reason declared to be illegal, invalid, unconstitutional, void or unenforceable, all other paragraphs, sentences, clauses or phrases hereof not so held shall be and remain in full force and effect.

               17. None of the terms of this AGREEMENT shall be deemed to be waived or modified except by an express agreement in writing signed by the party against whom enforcement of such waiver or modification is sought. The failure of either party at any time to require performance by the other party of any provision hereof shall, in no way, affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

               18. Any dispute, claim or controversy arising out of or relating to this AGREEMENT, or the breach thereof, shall be settled by arbitration in Jersey City, New Jersey, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereto agree that they will abide by and perform any award rendered by the arbitrator(s) and that judgement upon any such award may be entered in any Court, state or federal, having jurisdiction over the party against whom the judgement is being entered. Any arbitration demand, summons, complaint, other process, notice of motion, or other application to an arbitration panel, Court or Judge, and any arbitration award or judgement may be served upon any party hereto by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

               19. For purposes of compliance with laws pertaining to potential inside information being distributed unauthorized to anyone, all communications regarding HEALTHPLEX's confidential information should only be directed to Martin H. Meyerson, Chairman, Michael Silvestri, President, or Linda Antosiewicz, Senior Vice President, Compliance. If information is being faxed, our confidential compliance fax number is (201) 459-9534 for communication use.

               IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year set forth above.

             M.H. MEYERSON & CO., INC.                HEALTHPLEX, INC.



      By:    /s/ Michael Silvestri              By:   /s/ Martin Kane
             --------------------------               ----------------------
             Michael Silvestri                        Dr. Martin Kane
             President                                President